UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1307 Point Street, Baltimore, Maryland 21231

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on May 8, 2025. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 26, 2025. Shares eligible to vote were 222,242,394 at the record date of March 3, 2025.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Glenn R. August	160,204,877	4,504,904	428,959	25,626,683
Mark S. Bartlett	155,705,148	8,971,854	461,738	25,626,683
William P. Donnelly	159,394,486	5,310,204	434,050	25,626,683
Dina Dublon	160,082,397	4,627,090	429,253	25,626,683
Robert F. MacLellan	150,437,811	14,247,238	453,691	25,626,683
Eileen P. Rominger	157,342,886	7,367,526	428,328	25,626,683
Robert W. Sharps	154,017,110	8,750,637	2,370,993	25,626,683
Cynthia F. Smith	159,687,144	4,998,668	452,928	25,626,683
Robert J. Stevens	159,942,885	4,765,514	430,341	25,626,683
Sandra S. Wijnberg	158,225,792	6,388,600	524,348	25,626,683
Alan D. Wilson	159,463,573	5,209,985	465,182	25,626,683

Proposal 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
146,275,657	18,174,594	688,489	25,626,683

Proposal 3 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025

For	Against	Abstain	Broker Non-Vote
179,890,742	10,685,556	189,125	—

Proposal 4 - Consider a stockholder proposal for a shareholder approval requirement for excessive golden parachutes

For	Against	Abstain	Broker Non-Vote
61,064,570	102,011,189	2,062,981	25,626,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, General Counsel and Corporate Secretary
Date: May 9, 2025